Exhibit 10.11
EXECUTION
AMENDMENT NO. 2
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of November 7, 2022 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”), RCKT Mortgage SPE-A, LLC (“Seller”) and Rocket Mortgage, LLC (f/k/a Quicken Loans, LLC) (“Guarantor” and together with the Seller, the “Seller Parties” and each a “Seller Party”).
RECITALS
Buyer and Seller Parties are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of June 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”). The Guarantor is party to that certain Guaranty, dated as of June 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by Guarantor in favor of Buyer.
Buyer and Seller Parties have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement. As a condition precedent to amending the Existing Master Repurchase Agreement, Buyer has required Guarantor to ratify and affirm the Guaranty on the date hereof.
Accordingly, Buyer and Seller Parties hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:
Section 1.Definitions. Exhibit A to the Existing Master Repurchase Agreement is hereby amended by deleting the definition of “Term SOFR” in its entirety and replacing it with the following:
Term SOFR: As of any determination date for the computation of the Price Differential or other amounts, the rate per annum equal to the Term SOFR Screen Rate with a term equivalent of one month, determined as of 8:00 a.m. (New York City time) on such determination date (rounded to three (3) decimal places); provided that if the Term SOFR Screen Rate is not available as of 8:00 a.m. (New York City time) on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment.
Section 2.Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.
Section 3.Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller Parties.
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Section 4.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
Section 5.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
Section 6.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Section 7.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
Section 8.Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Buyer under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that the Guaranty is and shall continue to be in full force and effect.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
BANK OF AMERICA, N.A., as Buyer

By: /s/ Adam Robitshek
Name: Adam Robitshek
Title: Director

Signature Page to Amendment No. 2 to A&R Master Repurchase Agreement (BANA/Rocket)

RCKT MORTGAGE SPE-A, LLC, as Seller

By: /s/ Brian Brown
Name: Brian Brown
Title: Treasurer

ROCKET MORTGAGE, LLC (F/K/A QUICKEN LOANS, LLC), as Guarantor

By: /s/ Brian Brown
Name: Brian Brown
Title: Treasurer

Signature Page to Amendment No. 2 to A&R Master Repurchase Agreement (BANA/Rocket)